EXHIBIT 20.4


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         PROXY SOLICITED BY MANAGEMENT OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 27, 2002

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Name of Company: MDSI Mobile Data Solutions Inc. (the "Company")
Meeting Date: June 27, 2002
Meeting Time: 10:00 a.m. (PST)
Meeting Location: Sutton Place Hotel, 845 Burrard Street, Vancouver, British Columbia (the "Meeting")

The undersigned shareholder of the Company hereby appoints Erik Dysthe, Chairman, President and Chief Executive Officer of the
Company, or, failing him, Verne D. Pecho, Vice President Finance and Administration and Chief Financial Officer of the Company,
or, in place of both of the foregoing, ------------------------------- (print name), as nominee of the undersigned, to attend, vote and act for and in the name of the undersigned at the Meeting and at every adjournment thereof. Unless otherwise expressly stated herein by the undersigned, receipt of this proxy, duly executed and dated, revokes any former proxy given to attend and vote at the Meeting and any adjournment thereof.

UNLESS THE UNDERSIGNED DIRECTS OTHERWISE, THE NOMINEE IS HEREBY INSTRUCTED TO VOTE THE COMMON SHARES OF THE COMPANY HELD BY THE
UNDERSIGNED FOR THE FOLLOWING MATTERS:


                                                        FOR       WITHHOLD VOTE


To appoint Deloitte & Touche LLP, as the Auditors      -----       -----------

To elect Erik Dysthe as a Director                     -----       -----------

To elect Terrence P. McGarty as a Director             -----       -----------

To elect Robert C. Harris, Jr. as a Director           -----       -----------

To elect Marc Rochefort as a Director                  -----       -----------

To elect Peter Ciceri as a Director                    -----       -----------

To elect David R. Van Valkenburg as a Director         -----       -----------


SPECIAL BUSINESS                                        FOR          AGAINST


To approve the 2002 Stock Purchase Plan                -----       -----------





THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR OR AGAINST OR WITHHELD FROM VOTING IN RESPECT OF THE MATTERS LISTED IN
ACCORDANCE WITH THE CHOICE, IF ANY, INDICATED IN THE SPACE PROVIDED. IF NO CHOICE IS INDICATED, THE PROXY WILL BE VOTED FOR
SUCH MATTER.

     [                                          ]    IF ANY AMENDMENTS OR VARIATIONS ARE TO BE VOTED ON, OR ANY FURTHER MATTERS
                                                     COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, THE SHARES REPRESENTED
                                                     BY THIS PROXY WILL BE VOTED ACCORDING TO THE BEST JUDGMENT OF THE PERSON
                                                     VOTING THE PROXY.  THIS PROXY FORM SHOULD BE READ IN CONJUNCTION WITH THE
                                                     ACCOMPANYING NOTICE OF MEETING AND MANAGEMENT PROXY CIRCULAR.

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                                                  The undersigned shareholder hereby revokes any proxy previously given to attend and vote at the Meeting.


                                                  Please sign here: ------------------------------------------------------

                                                  Date:             --------------------------------------------, 2002

NOTES:
------

1.      YOU HAVE THE RIGHT TO APPOINT A PERSON TO REPRESENT YOU AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF
        PROXY. IF YOU WISH TO EXERCISE THIS RIGHT, INSERT THE NAME OF YOUR NOMINEE IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE
        IN THE FORM OF PROXY AND STRIKE OUT THE TWO PRINTED NAMES.

2.      Please date and sign exactly as the shares are registered and return promptly. If this proxy form is not dated in the space provided, this proxy is deemed to bear the date on which it was mailed by the management of the Company to the shareholders.

3.      To be valid, this proxy form DULY EXECUTED must arrive at the offices of the Company's transfer agent, Computershare Trust
        Company of Canada, Stock Transfer Department, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9
        (facsimile number 604 683 3694), not later than 5:00 p.m. on the last business day (excluding Saturdays, Sundays and holidays) immediately preceding the day of the Meeting or any adjournment thereof, or delivered to the Chairman of the
        Meeting prior to the commencement of the Meeting or any adjournment thereof.

4.      If the shareholder is a corporation, its name must be completed in the signature section of the proxy and the proxy must be signed by a duly authorized officer or attorney of the corporation and either the corporate seal of the corporation affixed or the title of the duly authorized officer completed.

5.      The directors of the Company have determined by regulation that proxies may be sent to Computershare Trust Company of
        Canada by mail, delivery or facsimile or any method of transmitting legibly recorded messages so as to arrive before the times specified in note 3.

6.      If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting. Please contact your broker or the Company if you have questions.


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